Exhibit 10.30

BURLINGTON NORTHERN SANTA FE CORPORATION

AMENDMENT OF THE BURLINGTON NORTHERN SANTA FE

SUPPLEMENTAL RETIREMENT PLAN FOR CHARLES L. SCHULTZ

Recommend adoption of the following resolution by the Board of Directors:

AMENDMENT OF THE BURLINGTON NORTHERN SANTA FE

SUPPLEMENTAL RETIREMENT PLAN FOR CHARLES L. SCHULTZ

WHEREAS, Burlington Northern Santa Fe Corporation (the “Company”) maintains the Burlington Northern Santa Fe Retirement Plan (the “Plan”) and the Burlington Northern Santa Fe Supplemental Retirement Plan (the “Supplemental Plan”) to provide pension benefits to the salaried employees of the Company and certain of its affiliated companies;

WHEREAS, pursuant to Section 3.1 of the Supplemental Plan, the Company provides certain supplemental pension benefits as set forth on Schedule A to the Supplemental Plan;

WHEREAS, the Company wishes to provide Mr. Charles L. Schultz, Executive Vice President and Chief Marketing Officer, with certain pension benefits as described in the attached Exhibit D to the Minutes of the Compensation and Development Committee dated December 11, 2002, by amending the Supplemental Plan to provide for such benefits;

NOW THEREFORE IT IS RESOLVED, that Mr. Charles L. Schultz be provided with supplemental pension benefits calculated in the manner described in Exhibit D to the Minutes of the Compensation and Development Committee dated December 11, 2002;

FURTHER RESOLVED, that the Vice President-Human Resources is authorized and directed to prepare a Retirement Benefit Agreement for Mr. Schultz on substantially the terms and conditions indicated in Exhibit D to the Minutes of the Compensation and Development Committee dated December 11, 2002;

FURTHER RESOLVED that the Supplemental Plan be amended by adding “Retirement Benefit Agreement between Burlington Northern Santa Fe Corporation and Mr. Charles L. Schultz” at the end of Schedule A;

FURTHER RESOLVED, that each of the Secretary and other officers of the Company are authorized and empowered by and on behalf and in the name of the Company to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates, as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions.

Fort Worth, Texas

December 12, 2002